CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	Business Development Corporation of America
tony@defaziocommunications.com	bblock@arlcap.com
Ph: (484-532-7783)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

Business Development Corporation of America

Announces Special Common Stock Distribution

New York, NY, March 30, 2012 ˗ Business Development Corporation of America (“BDCA” or the “Company”) announced today that, pursuant to the authorization of its board of directors, the Company has declared a special common stock distribution equal to $0.05 per share, to be paid to stockholders of record at the close of business April 30, 2012, payable on May 2, 2012. Accordingly, shareholders will receive 0.0049 of a share of the Company’s common stock for every share of common stock held as of the close of business on April 30, 2012. This special distribution shall be paid exclusive of and in addition to the current annualized distribution of 7.90% per share, based on a $10.26 share price.

To arrange interviews with BDCA Adviser executives, please contact Tony DeFazio at 484-532-7783 or tony@defaziocommunications.com.

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